                                                                     EXHIBIT 1.2

THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT.

THIS WARRANT MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR ASSIGNED TO ANY OTHER PERSON OR ENTITY FOR A PERIOD OF ONE YEAR EXCEPT TO OFFICERS OF VAN KASPER & COMPANY.

                                                            ______________, 1998


                                    WARRANT

                         TO SUBSCRIBE FOR AND PURCHASE
                           COMMON STOCK OF ATG INC.

         VOID AFTER 5:00 P.M., SAN FRANCISCO TIME, ON _________, 2003
          OR IF NOT A BUSINESS DAY, AS DEFINED HEREIN, AT 5:00 P.M.,
                    SAN FRANCISCO TIME, ON THE IMMEDIATELY
                            PRECEDING BUSINESS DAY

NO. ______

     THIS CERTIFIES that for and in consideration of $.01 per Warrant Share (as defined below) issuable hereunder, VAN KASPER & COMPANY ("Van Kasper"), or registered assigns, is entitled to subscribe for and purchase from ATG Inc., a California corporation (hereinafter called the "Company"), at the price of $_______ per share, an amount equal to 120% of the price per share to the public in the Company's initial public offering of the Common Stock (as defined below) (such price, as from time to time to be adjusted as hereinafter provided, being hereinafter called the "Warrant Price"), at any time and from time to time but not earlier than the Commencement Date (as defined below) or later than the Expiration Date (as defined below), up to 170,000 fully paid, nonassessable shares of no par value Common Stock of the Company ("Common Stock"), subject, however, to the provisions and upon the terms and conditions hereinafter set forth, including without limitation the provisions of Section 2 hereof. The shares of Common Stock purchasable upon exercise of this Warrant are herein referred to as the "Warrant Shares." "Commencement Date" shall mean ____________, 1999, which is one year from the date hereof. "Expiration Date" shall mean 5:00 p.m., San Francisco time, on ___________, 2003, which is five years from the date hereof, or if not a Business Day, as defined herein, at 5:00 p.m., San Francisco time, on the immediately preceding Business Day. "Business Day" shall mean a day other than a Saturday, Sunday or other day on which banks in the State of California are authorized by law to remain closed.

     This Warrant may represent a portion of a warrant that was originally issued to Van Kasper on ____________, 1998 to purchase up to 170,000 shares of Common Stock (the "Original Warrant"). To the extent that Van Kasper may have transferred all or a portion of such warrant, the capitalized term "Warrants" as used in this Warrant shall mean all warrants (including this Warrant) that constituted a portion of the Original Warrant.

     1.   Exercise of Warrant
          -------------------

          (a)  Cash Exercise. This Warrant may be exercised, at any time and
               -------------
from time to time but not earlier than the Commencement Date or later than the Expiration Date, by the holder hereof or its permitted assigns (hereinafter referred to as the "Warrantholder"), in whole or in part (but not as to a fractional share of Common Stock and in no event for less than 100 shares (unless less than an aggregate of 100 shares are then purchasable under all outstanding Warrants held by a Warrantholder)), by the completion of the subscription form attached hereto and by the surrender of this Warrant (properly endorsed) at the Company's offices at 47375 Fremont Boulevard, Fremont, California 94538 (or at such other location in the United States as it may designate by notice in writing to the Warrantholder at the address of the Warrantholder appearing on the books of the Company), and by payment to the Company of the Warrant Price, in cash or by certified or official bank check, for each share being purchased.

          (b)  Net Exercise. Notwithstanding anything to the contrary contained
               ------------
in Subsection 1(a), the Warrantholder may elect to exercise this Warrant and receive shares on a "net exercise" basis in an amount equal to the value of this Warrant by delivery of the subscription form attached hereto and surrender of this Warrant at the principal office of the Company, in which event the Company shall issue to Warrantholder a number of shares computed using the following formula:

               X  = (P)(Y)(A-B)
                    -----------
                        A

     Where:    X  = the number of shares of Common Stock to be issued to
                    Warrantholder.

               P  = the portion of the Warrant, expressed as a percentage, being exercised.

               Y  = the number of shares of Common Stock issuable upon exercise of this Warrant.

               A  = the Current Market Price (as defined in Subsection 1(d)) of one share of Common Stock on the date of exercise.

               B  = Warrant Price.

          (c)  Procedure for Exercise. In the event of any exercise of the share
               ----------------------
purchase rights represented by this Warrant, a certificate or certificates for the total number of whole shares of Common Stock so purchased, registered in the name of the Warrantholder, shall be delivered to the Warrantholder within a reasonable time, not exceeding five Business Days, after the share purchase rights represented by this Warrant shall have been so exercised; and, unless this Warrant has expired, a new Warrant representing the number of shares (except a remaining fractional share), if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Warrantholder within such time. With respect to any such exercise, the Warrantholder shall for all purposes be deemed to have become the holder of record of the number of shares of Common Stock evidenced by such certificate or certificates from the date on which this Warrant was surrendered and if exercise is pursuant to Section 1(a), payment of the Warrant Price was made, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date on which the stock transfer books of the Company are closed, such person shall be deemed to have been the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open. No fractional shares shall be issued upon exercise of this Warrant and no payment or adjustment shall be made upon any exercise on account of any cash dividends on the Common Stock issued upon such exercise. If any fractional interest in a share of Common Stock would, except for the provisions of this Section 1, be delivered upon any such exercise, the Company, in lieu of delivering the fractional share thereof, shall pay to the Warrantholder an amount in cash equal to the Current Market Price of such fractional interest, as defined below.

          (d)  Current Market Price. For any computation hereunder, the "Current
               --------------------
Market Price" per share of Common Stock on any date shall be deemed to be the average of the daily Market Price per share for the 30 consecutive Trading Days commencing 45 Trading Days before the date in question. "Market Price" is defined as the closing sale price (or, if no closing sale price is reported, the closing bid price) of the Common Stock in the over-the-counter market, and reported by the National Association of Securities Dealers Automated Quotation System ("Nasdaq"), or, if the Common Stock is not quoted on Nasdaq, as reported by the National Quotation Bureau Incorporated. In the event that the Common Stock is hereafter listed for trading on one or more United States national or regional securities exchanges, Market Price shall be the closing price on the exchange or system designated by the Board of Directors of the Company as the principal United States market in which the Common Stock is traded. If Market Price cannot be established as described above, Market Price shall be the fair market value of the Common Stock as determined in good faith by the Board of Directors. The term "Trading Day" shall mean a day on which Nasdaq or the principal registered national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business.

     2.   Adjustment of Warrant Price and Number and Kind of Warrant Shares
          -----------------------------------------------------------------

          The Warrant Price and the number and kind of shares issuable hereunder shall be subject to adjustment from time to time upon the happening of certain events as provided in this Section 2. For purposes hereof, the "Total Warrant Price" shall mean the product of multiplying the total number of Warrant Shares issuable hereunder by the Warrant Price, in each case as in effect from time to time.

          (a)  Adjustments
               -----------

               (1) if at any time prior to the exercise of this Warrant in full, the Company shall (A) declare a dividend or make a distribution on the Common Stock payable in shares of its capital stock (whether shares of Common Stock or of capital stock of any other class); (B) subdivide, reclassify or recapitalize its outstanding Common Stock into a greater number of shares; (C) combine, reclassify or recapitalize its outstanding Common Stock into a smaller number of shares, or (D) issue any shares of its capital stock by reclassification of its Common Stock (excluding any such reclassification in connection with a consolidation or a merger), the Warrant Price, and the number and kind of shares covered by this Warrant, in effect at the time of the record date of such dividend, distribution, subdivision, combination, reclassification or recapitalization shall be proportionately adjusted so that the Warrantholder shall be entitled to receive, against payment of the Total Warrant Price, the aggregate number and kind of shares which, if this Warrant had been exercised in full by payment of the Total Warrant Price immediately prior to such event, it would have owned upon such exercise and been entitled to receive by virtue of such dividend, distribution, subdivision, combination, reclassification or recapitalization. Any adjustment required by this Section 2(a) shall be made immediately after the record date, in the case of a dividend or distribution, or the effective date, in the case of a subdivision, combination, reclassification or recapitalization, to allow the purchase of such aggregate number and kind of shares.

               (2) If at any time prior to the exercise of this Warrant in full, the Company shall make a distribution to all holders of the Common Stock of stock of a subsidiary or securities convertible into or exercisable for such stock, then in lieu of an adjustment in the Warrant Price or the number of shares of Common Stock purchasable upon the exercise of this Warrant, the Warrantholder, upon the exercise hereof at any time after such distribution, shall be entitled to receive from the Company, such subsidiary or both, as the Company shall determine, the stock or other securities to which the Warrantholder would have been entitled if the Warrantholder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in this Section 2, and the Company shall reserve, for the life of the Warrant such securities of such subsidiary; provided, however, that no adjustment in respect of dividends or interest on such stock or other securities shall be made during the term of this Warrant or upon its exercise.

               (3) If at any time prior to the exercise of this Warrant in full, the Company shall issue rights or warrants to all holders of Common Stock as such entitling them (for a period expiring within sixty days after the record date of the determination of shareholders entitled to receive the same) to subscribe for or purchase Common Stock at a price per share less than the Current Market Price per share (as defined above) on such record date, then, in each such case the number of Warrant Shares shall be adjusted by multiplying the number of shares of Common Stock theretofore purchasable upon exercise of this Warrant by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants, plus the number of additional shares of Common Stock offered for subscription or purchase, and the denominator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares that the aggregate offering price of the total number of shares of Common Stock so offered would purchase at such Current Market Price. For purposes of this Section 2(a)(3), the issuance of rights or warrants to subscribe for or purchase securities convertible into Common Stock shall be deemed to be the issuance of rights or warrants to purchase the Common Stock into which such securities are convertible at an aggregate offering price equal to the aggregate offering price of such securities plus the minimum aggregate amount (if any) payable upon conversion of such securities into Common Stock.

               (4) If at any time prior to the exercise of this Warrant in full, the Company shall distribute to all holders of its Common Stock evidence of indebtedness of the Company or assets of the Company (excluding cash dividends or distributions out of retained earnings) or rights or warrants to subscribe for securities of the Company (excluding those referred to in Sections 2(a)(2) or (3) above), then in each case the Warrant Price shall be adjusted to a price determined by multiplying the Warrant Price in effect immediately prior to such distribution by a fraction, the numerator of which shall be the then Current Market Price per share of Common Stock (as defined above) on the record date for determination of shareholders entitled to receive such distribution, less the then fair value (as determined by the Board of Directors of the Company, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights or warrants which are applicable to one share of Common Stock, and the denominator of which shall be the Current Market Price per share of Common Stock; provided, however, that if the then Current Market Price per share of Common Stock on the record date for determination of shareholders entitled to receive such distribution is less than the then fair value of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights or warrants which are applicable to one share of Common Stock, the foregoing adjustment of the Warrant Price shall not be made and in lieu thereof, this Warrant shall be adjusted so that the holder of this Warrant shall be entitled to receive upon exercise of this Warrant only the kind and number of assets, evidences of indebtedness, subscription rights and warrants (or, in the event of the redemption of such evidences of indebtedness, subscription rights or warrants, any cash paid in respect of such redemption) that such Warrantholder would have owned or have been entitled to receive after the happening of such distribution had this Warrant been exercised immediately prior to the record date of such distribution by payment of the Total Warrant Price.

               (5) No adjustment in the Warrant Price shall be required unless such adjustment would require an increase or decrease of at least five cents ($.05) in such price; provided, however, that any adjustments which by reason of this Section 2(a)(5) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this
Section 2(a) shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be. Notwithstanding anything in this Section 2(a) to the contrary, the Warrant Price shall not be reduced to less than the then existing par value of the Common Stock as a result of any adjustment made hereunder.

               (6) In the event that at any time, as the result of any adjustment made pursuant to this Section 2(a), the Warrantholder thereafter shall become entitled to receive any securities other than Common Stock, thereafter the number of such other securities so receivable, upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in this Section 2(a).

               (7) Notwithstanding the foregoing, no adjustments shall be made pursuant to Sections 2(a)(2), (3) or (4) hereof unless the Company directly or indirectly shall make substantially similar adjustments to any stock options granted pursuant to any stock option plan or otherwise grant similar benefits in lieu of such adjustments to the holder of such stock options.

          (b)  No Adjustment for Dividends. No adjustment in respect of any cash
               ---------------------------
dividends shall be made during the term of this Warrant or upon the exercise of this Warrant.

          (c)  Termination of Purchase Rights in Certain Transactions. In case
               ------------------------------------------------------
of any reclassification, capital reorganization or other change of outstanding shares of Common Stock (other than a subdivision or combination of the outstanding Common Stock and other than a change in the par value of the Common Stock) or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which the Company is the continuing corporation and that does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock) or in the case of any sale, lease, transfer or conveyance to another corporation of the property and assets of the Company as an entirety or substantially as an entirety, this Warrant shall become exercisable on the record date for such event if this Warrant was not previously exercisable. If this Warrant is not exercised on or prior to the consummation of any event described in the previous sentence, then this Warrant shall then terminate, if notice of such event was properly given pursuant to Section 7 of this Warrant.

          (d)  Form of Warrant After Adjustments.  The form of this Warrant need
               ---------------------------------
not be changed because of any adjustments in the Warrant Price or the number or kind of the shares purchasable pursuant to this Warrant, and Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in this Warrant, as initially issued; provided, however, that the Company may, at any time in its sole discretion (which shall be conclusive), make any change in the form of Warrant certificate that it may deem appropriate and that does not affect the substance thereof. Any Warrant certificate thereafter issued, whether upon registration of transfer of, or in exchange or substitution for, an outstanding Warrant certificate may be in the form so changed.

          (e)  Treatment of Warrantholder.  Prior to due presentment for
               --------------------------
registration of transfer of this Warrant, the Company may deem and treat the Warrantholder as the absolute owner of this Warrant (notwithstanding any notation of ownership or other writing hereon) for all purposes and shall not be affected by any notice to the contrary.

          (f)  Notice of Adjustment.  Upon any adjustment of the Warrant Price,
               --------------------
then and in each such case the Company shall give written notice thereof, by first-class mail, postage prepaid, addressed to each Warrantholder at his, her or its address as shown on the books of the Company, which notice shall state the Warrant Price resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

          (g)  Stock to Be Reserved.  The Company will at all times reserve and
               --------------------
keep available out of its authorized Common Stock, solely for the purpose of issuance upon the exercise of this Warrant as herein provided, such number of shares of Common Stock as shall then be issuable upon the exercise of this Warrant. The Company covenants that all shares of Common Stock which shall be so issued upon full payment of the Warrant Price therefor or as otherwise set forth herein, shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, the Company covenants that it will from time to time take all such action as may be required to ensure that the par value per share, if any, of the Common Stock is at all times equal to or less than the effective Warrant Price. The Company will take all such action as may be necessary to ensure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirement of any registered national securities exchange or automated quotation system upon which the Common Stock may be listed. The Company will not take any action which results in any adjustment of the Warrant Price if the total number of shares of Common Stock issued and issuable after such action upon exercise of this Warrant would exceed the total number of shares of Common Stock then authorized by the Company's Articles of Incorporation. The Company has not granted and will not grant any right of first refusal with respect to shares issuable upon exercise of this Warrant, and there are no preemptive rights associated with such shares.

          (h)  Issue Tax.  The issuance of certificates for shares of Common
               ---------
Stock upon exercise of any Warrant shall be made without a charge to the Warrantholder for any issuance tax in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the Warrantholder.

          (i)  Closing of Books.  The Company will at no time close its transfer
               ----------------
books against the transfer of the shares of Common Stock issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant.

          (j)  Definition of Common Stock.   As used herein the term "Common
               --------------------------
Stock" shall mean and include the no par value Common Stock of the Company, or securities of any class or classes resulting from any recapitalization or reclassification thereof.

     3.   Registration Rights
          -------------------

          (a)  Demand Registration.  Beginning as of the Commencement Date and
               -------------------
ending on ____________, 2003, if at any time the holder or holders of Warrants to purchase not less than 50% of the Warrant Shares or the holder or holders of not less than 50% of all outstanding Warrant Shares (the "Initiating Holders") shall request that the Company register the offer and sale such number of Warrants and/or Warrant Shares to the public under the Securities Act of 1933, as amended (the "Securities Act"), the Company shall file a registration statement with the Securities and Exchange Commission

("SEC") for the purpose of registering such Warrants and/or Warrant Shares under the Securities Act. The request described above shall be made in writing directed to the Company at the address set forth in Section 7 of this Warrant (the "Demand Registration Notice").

               Within ten days after receiving a Demand Registration Notice, the Company shall issue a notice ("Company's Notice") informing all holders of Warrants or Warrant Shares who did not issue a Demand Registration Notice ("Other Holders") offering to include the Warrants and/or Warrant Shares of the Other Holders in that registration statement for sale to the public. Each Other Holder must notify the Company by no later than 10 days after the Company's Notice is sent whether that Other Holder wishes to include his, her or its Warrants and/or Warrant Shares in the registration statement. If any Other Holder delivers such a notice to the Company in a timely manner, that Other Holder's Warrants and/or Warrant Shares will be included in the Registration Statement. If any Other Holder does not inform the Company in writing that his, her or its Warrants and/or Warrant Shares are to be included in such registration statement, that Other Holder will be deemed to have waived all rights to include his, her or its Warrants and/or Warrant Shares in the registration statement.

               For the purposes of this Warrant, all Warrants and/or Warrant Shares for which a request for registration has been made pursuant to this
Section 3(a) or Section 3(b) shall be referred to as "Subject Securities." Promptly upon receipt of a Demand Notice and after the expiration of the period by which the Other Holders must submit a notice requesting inclusion of their Warrants and/or Warrant Shares in the registration statement, the Company shall prepare and file with the SEC a registration statement on the applicable form for the registration of the Subject Securities and use its best efforts to cause such registration statement to become effective (including without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the rules and regulations promulgated under the Securities Act (the "Regulations")) as soon as practicable to permit or facilitate the sale and distribution of the Subject Securities. The Company shall be obligated to effect only one (1) such registration pursuant to this Section 3(a).

               Notwithstanding the provisions of this Section 3(a), if the Company shall furnish to the Warrantholder a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be seriously detrimental to the Company and its shareholders for such a registration statement to be filed and it is therefore appropriate to defer a filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than one hundred twenty (120) days after receipt of the request from the Warrantholder to effect such a registration; provided, however, that the Company may not utilize this right more than once in any twenty-four month period; and provided, further, that the Warrantholder may, at any time in writing, withdraw such request for such registration and therefore preserve the right provided in this Section 3(a) for the Warrantholder to request such registration.

               If the Initiating Holders intend to distribute the Subject Securities by means of an underwriting, they shall so advise the Company in the Demand Registration Notice, and the Company shall so advise the Other Holders in the Company's Notice. The right of any holder of Warrants and/or Warrant Shares pursuant to this Section 3(a) shall be conditioned on such holder's agreement to participate in such underwriting. The Company shall enter into an underwriting agreement with the managing underwriter selected by the holders of a majority of the Subject Securities being registered and agreed to by the Company in its reasonable business judgment. In the event that the managing underwriter determines in its best judgment that market conditions require a limitation on the number of shares to be registered, then (i) if other selling shareholders without contractual registration rights have requested registration of securities in the proposed offering, the Company will reduce or eliminate such securities held by selling shareholders without registration rights before any reduction or elimination of the Subject Securities, (ii) any shares included by the Company in such registration shall be reduced or eliminated before any reduction or elimination of the Subject Securities, (iii) any shares requested to be registered by other selling shareholders with contractual registration rights shall be reduced or eliminated before any reduction or elimination of the Subject Securities and (iv) lastly, the number of Subject Securities may be reduced, provided that any such reduction (after taking into account the effect of clauses (i), (ii) and (iii) shall be pro rata to all selling holders of Subject Securities.

          (b)  Preparation of Documents.  Prior to filing a registration
               ------------------------
statement or any amendments or supplements thereto with the SEC required hereby, the Company will furnish to the counsel selected by the Warrantholder copies of all documents proposed to be filed, which documents will be subject to the timely review of such counsel. In connection therewith, the Company shall prepare and file a registration statement to effect such registration. The Warrantholder agrees to provide all such information and materials and take all such action as may be reasonably required in order to permit the Company to comply with all applicable requirements of the SEC and to obtain any desired acceleration of the effective date of such registration statement.

          (c)  Piggyback Registration. If (but without any obligation to do so)
               ----------------------
the Company proposes to register, prior to ____________, 2003, with the SEC any of the Common Stock under the Securities Act (other than pursuant to a request under Section 3(a) and other than securities to be issued pursuant to a stock option or other employee benefit or similar plan, or in connection with a merger, acquisition, or a transaction pursuant to Rule 145 under the Securities
Act), the Company shall as promptly as practicable, but at least 30 days prior to the filing of the applicable registration statement, give written notice to the Warrantholder of its intention to effect such registration. If, within 20 days after receipt of such notice and after the Commencement Date but before the Expiration Date, the Warrantholder submits a written request to the Company specifying the amount of Warrant Shares that the Warrantholder proposes to sell, the Company shall include the shares (but not this Warrant) specified in such request in such registration statement (and any related qualification under blue sky laws or other compliance) and the Company shall keep each such registration statement in effect and maintain compliance with each federal and state law and regulation as set forth in Section 3(d).

               Prior to filing a registration statement under the Securities Act under which the Warrant Shares may be included pursuant to this Section 2(c), the Company shall give reasonable notice to the holder(s) of this Warrant or Warrant Shares as provided for above and shall allow such Warrant Shares to be included in such registration statement subject to the following terms and conditions: (i) such shares need not be included in any underwritten offering if and to the extent that the managing underwriter determines in its best judgment that their inclusion would impair the success of the offering provided that (A) if other selling shareholders without contractual registration rights have requested registration of securities in the proposed offering, the Company will reduce or eliminate such securities held by selling shareholders without registration rights before any reduction or elimination of Warrant Shares, and
(B) any such reduction or elimination (after taking into account the effect of clause (A)) shall be pro rata to all other selling shareholders with contractual registration rights; and (ii) the Company shall have no obligation pursuant to this Section if at the time the registration statement is proposed to be filed the holders may freely sell the Warrant Shares pursuant to the Regulations.

          (d)  Covenants of the Company. In connection with any offering of
               ------------------------
Subject Securities registered pursuant to the terms of this Warrant, the Company shall (i) furnish to the Warrantholder such number of copies of any registration statement (including any preliminary prospectus) as it may reasonably request in order to effect the offering and sale of the Subject Securities to be offered and sold, but only while the Company shall be required under the provisions hereof to cause the registration statement to remain current; (ii) take such action as shall be desirable or necessary to qualify the Subject Securities covered by such registration statement under such blue sky or other state securities laws for offer and sale as the Warrantholder shall request, and (iii) keep the Warrantholder advised in writing as to the initiation of each registration and as to the completion thereof. Upon any registration becoming effective pursuant to this Section 3, the Company shall use its best efforts to:
(A) keep such registration statement current for a period of 120 days; (B) prepare and file with the SEC such amendments and supplements to such registration statement as may be necessary to comply with the provisions of the Regulations with respect to the disposition of all securities covered by such registration statement; (C) cause all such Subject Securities registered pursuant to such registration statement to be listed on each securities exchange or automated quotation system on which the Common Stock is then listed; (D) provide a transfer agent and registrar for all Subject Securities registered pursuant to such registration statement and CUSIP number for all such Subject Securities in each case not later than the effective date of such registration; and (E) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC.

          (e)  Sales by the Company.  In connection with any offering of Subject
               --------------------
Securities pursuant to Section 3(a), the Company agrees not to effect any public sale or distribution of Common Stock for the seven-day period preceding, and the 90-day period following, the effective date of any such registration; provided that during this period the Company may issue (i) to employees, officers and directors of the Company options, to purchase Common Stock (provided that such options may not be exercisable within the 90-day period) and (ii) shares of Common Stock upon the exercise of previously outstanding options, warrants or rights.

          (f)  Expenses.  With respect to the registration of Subject Securities
               --------
pursuant to Section 3(a), together with any inclusion of the Subject Securities in a so-called piggyback registration pursuant to Section 3(c), the Company will pay all expenses incident to its performance of or compliance with this Section 3 including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger, telephone and delivery expenses, and fees and disbursements of its counsel and independent certified public accountants; provided that, if a registration of Subject Securities pursuant to Section 3(a) is withdrawn at the request of the Warrantholder, the Warrantholder shall reimburse the Company for all expenses the Company has reasonably incurred in connection with such registration. Notwithstanding the foregoing, the Company shall not bear the underwriting discounts or commissions relating to the offering of Subject Securities pursuant to Section 3(a) or 3(c), and the fees and expense (if any) of legal counsel to the holders of the Subject Securities being registered. The Warrantholder will also be responsible for any stock transfer taxes, broker's fees or other direct marketing expenses, all internal management and personnel and administrative costs of the Warrantholder, if any, incurred by it in connection with effecting any such transactions.

          (g)  Indemnification.  The Company will indemnify, to the maximum
               ---------------
extent permitted by law, the Warrantholder, its officers and directors and each person who controls the Warrantholder (within the meaning of Section 15 the Securities Act) against all losses, claims, damages, liabilities and expenses (or actions, proceedings or settlements in respect thereof) caused by, arising out of or based on any untrue or alleged untrue statement of a material fact contained in any registration statement (or any amendment or supplement thereto) of the Company relating to the sale of Subject Securities registered pursuant to this Section 3, or any exhibits or materials incorporated by reference therein, filed with the SEC, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by the Warrantholder expressly for use therein.

          The Warrantholder will indemnify, to the maximum extent permitted by law, the Company, its officers and directors and each person who controls the Company (within the meaning of the Section 15 of the Securities Act) against all losses, claims, damages, liabilities and expenses (or actions, proceedings or settlements in respect thereof) caused by, arising out of or based on any untrue or alleged untrue statement of a material fact contained in any registration statement (or any amendment or supplement thereto) of the Company relating to the sale of Subject Securities registered pursuant to this Section 3, or any exhibits or materials incorporated by reference therein, filed with the SEC, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only insofar as the same are caused by or contained in any information furnished in writing to the Company by the Warrantholder expressly for use therein.

          Any person entitled to indemnification under this Section 3(g) will
(i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim in which case, the indemnifying party shall be obligated to pay the fees and expenses of up to two counsel for all parties indemnified by such indemnifying party with respect to such claim.

          The indemnifications set forth in this Section 3(g) shall survive the termination or expiration of this Warrant.

     4.   Notices of Record Dates
          -----------------------

          In the event of:

          (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution (other than cash dividends out of retained earnings), or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any right to sell shares of stock of any class or any other right, or

          (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all the assets of the Company to or consolidation or merger of the Company with or into any other corporation or entity, or

          (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then and in each such event the Company will give notice to the Warrantholder specifying (1) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and stating the amount and character of such dividend, distribution or right, and (2) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock will be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up. Such notice shall be given at least 10 days and not more than 90 days prior to the date therein specified, and such notice shall state that the action in question or the record date is subject to the effectiveness of a registration statement under the Securities Act, or to a favorable vote of shareholders, if either is required. Failure to mail or receive such notice or any defect therein shall not affect the validity of any such action.

     5.   No Shareholder Rights or Liabilities
          ------------------------------------

          This Warrant shall not entitle the Warrantholder to any voting rights or other rights as a shareholder of the Company. No provision hereof, in the absence of affirmative action by the Warrantholder to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the Warrantholder, shall give rise to any liability of such Warrantholder for the Warrant Price or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

     6.   Lost, Stolen, Mutilated or Destroyed Warrant
          --------------------------------------------

          In case the certificate or certificates evidencing the Warrant shall be mutilated, lost, stolen or destroyed, the Company shall, at the request of the Warrantholder, issue and deliver in exchange and substitution for and upon cancellation of the mutilated certificate or certificates, or in lieu of and substitution for the certificate or certificates lost, stolen or destroyed, a new Warrant certificate or certificates of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of such Warrant and a bond of indemnity, if requested, also satisfactory in form and amount at the applicant's cost. Applicants for such substitute Warrant certificate or certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

     7.   Notices
          -------

          All notices, requests and other communications required or permitted to be given or delivered hereunder shall be in writing, and shall be delivered or shall be sent by certified or registered mail or overnight courier, postage prepaid and addressed, or by facsimile, and if to the Warrantholder to such Warrantholder at such address or facsimile number as shall have been furnished to the Company by notice from such Warrantholder and if to the Company, at 47375 Fremont Boulevard, Fremont, California 94538, Attention: President, facsimile number (510) 651-3731, or at such other address or facsimile number as shall have been furnished to the Warrantholder by notice from the Company.

     8.   Restrictions on Transfer
          ------------------------

          This Warrant may not be sold, transferred, hypothecated or assigned to any other person or entity for a period of one year from the date of this Warrant, except to officers of Van Kasper in accordance with all applicable laws. This Warrant shall bear a legend setting forth the foregoing restriction.

     9.   Compliance with Securities Act
          ------------------------------

          This Warrant and the Warrant Shares may not be offered or sold except in compliance with the Securities Act of 1933, as amended, and then only against receipt of an agreement of such person to whom such offer or sale is made to comply with the provisions of this Section 9 with respect to any resale or other disposition of the Warrant or Warrant Shares. The Company may cause the following legend to be set forth on this Warrant and each certificate representing the Warrant Shares to the extent that the offer and sale of the Warrant Shares has not been registered under the Securities Act pursuant to
Section 3 hereof, unless counsel for the Company is of the opinion as to any such certificate that such legend is unnecessary;

     THIS WARRANT [THESE SHARES] HAVE NOT BEEN REGISTERED UNDER
     THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD
     OR OTHERWISE TRANSFERRED EXCEPT

     PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER
     SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER
     SUCH ACT.

     10.  Amendments and Waivers
          ----------------------

          This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

     11.  Severability
          ------------

          If one or more provisions of this Warrant are held to be unenforceable under applicable law, such provisions shall be excluded from this Warrant, and the balance of this Warrant shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     12.  Governing Law
          -------------

          This Warrant shall be governed by and construed under the laws of the State of California without regard to conflict of law principles.

     13.  Headings
          --------

          The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect any of the terms hereof.

          IN WITNESS WHEREOF, the Company has executed this Warrant on and as of the day and year first above written.


                                        ATG INC.,
                                        a California corporation



                                        ________________________________________
                                        Doreen M. Chiu
                                        Chief Executive Officer

                               SUBSCRIPTION FORM
                (To be executed upon exercise of this Warrant)

___________________ :

     The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant for, and to purchase thereunder, ___________ shares of Common Stock, as provided for therein, and either tenders herewith payment of the purchase price in full in the form of cash or a certified or official bank check in the amount of $__________ or, if the undersigned elects pursuant to Section 1(b) of the within Warrant to convert such Warrant into Common Stock on a net exercise basis, the undersigned exercises the within Warrant by exchange under the terms of said Section 1(b).

     Please issue a certificate or certificates for such Common Stock in the name of and pay any cash for any fractional share to:

                                        Name:___________________________________

                                        Address:________________________________

                                        Social Security No:_____________________

     If said number of shares shall not be all the shares purchasable under the within Warrant, a new Warrant is to be issued in the name of said undersigned for the balance remaining of the shares purchasable thereunder rounded up to the next higher number of shares.

Dated:_____________                     Signature: _____________________________

                                        Note:  The above signature must
                                               correspond exactly with the name
                                               of the original Warrantholder on
                                               the first page of this Warrant or
                                               with the name of the assignee
                                               appearing in the assignment form
                                               below.

Dated:_____________                     Signature Guaranteed: __________________


     (Signature must be guaranteed by a bank or trust company having an office or correspondent in the United States or by a member firm of a registered national securities exchange or the National Association of Securities Dealers, Inc.)

                                  ASSIGNMENT


               (To be executed only upon assignment of Warrant)



     For value received, ___________________________ hereby sells, assigns, and transfers unto ______________________ the within Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ___________________________ as his attorney to transfer said Warrant on the books of the within-named Company with respect to the number of shares of Common Stock set forth below, with full power of substitution in the premises:

     Names of Assignee(s)/Address                         No. of Shares
     ----------------------------                         -------------



And if said number of shares shall not be all the shares covered by the Warrant, a new Warrant is to be issued in the name of said undersigned for the balance remaining of the shares covered by said Warrant.

Dated:_____________                     Signature:______________________________

                                        Note:  The above signature must
                                               correspond with the name of the
                                               original Warrantholder on the
                                               face of this Warrant


Dated:_____________         Signature Guaranteed:_______________________________


     (Signature must be guaranteed by a bank or trust company having an office or correspondent in the United States or by a member firm of a registered national securities exchange or the National Association of Securities Dealers, Inc.)